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                                                                   EXHIBIT 10.12


                                                                         ANNEX A











                AMENDMENTS TO 1991 NONQUALIFIED STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS




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                        AMENDMENT TO THE SOUTHDOWN, INC.
                       1991 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                              W I T N E S S E T H:


     WHEREAS, Southdown, Inc. (the "Company") presently maintains the Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non-Employee Directors which became effective on February 14, 1991 and was amended and restated as of November 21, 1996 (the "Plan"); and

     WHEREAS, the Company, pursuant to paragraph 15 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to increase the number of shares of Common Stock (as defined in the Plan) which may be acquired under a Subsequent Option (as defined in the Plan), and to make certain other amendments, the Plan is hereby amended in the following manner:

     1. The first sentence of paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

     3. STOCK RESERVED FOR THE PLAN.

        Subject to adjustment as provided in paragraph 11, the shares subject to the Plan shall consist of 725,000 unissued shares of Common Stock or previously issued shares reacquired and held by the Company and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan.

     2. The first paragraph of paragraph 4 of the Plan is hereby amended in its entirety to read as follows:

     4. GRANT OF OPTIONS.

        Each director of the Company who is not otherwise an employee of the Company or any of the Company's subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986) (hereinafter referred to as an "Eligible Director", which term shall include any transferee permitted pursuant to paragraph 9 below) shall be granted one option to acquire 10,000 shares of Common Stock ("Initial Option"), in the case of an Eligible Director serving on the Board on the date of adoption of the Plan by the Board, on such date of adoption and in all other cases on the date of such director's first election to the Board. Beginning on the Annual Meeting of Shareholders held in 1999, and on the date of each Annual Meeting of Shareholders thereafter where an Eligible Director continues to serve as a Director of the Company after such meeting, (i) each Eligible Director who is neither a chairman of one of the committees of the Board nor the Chairman of the Board shall automatically be granted an additional option to acquire

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     7,500 shares of Common Stock, (ii) each Eligible Director who is a chairman of one of the committees of the Board, but is not Chairman of the Board, shall automatically be granted an additional option to acquire 8,000 shares of Common Stock, and (iii) the Chairman of the Board of Directors shall automatically be granted an additional option to acquire 26,000 shares of Common Stock (each annual grant under (i), (ii) and (iii) for an Eligible Director is referred to hereinafter as a "Subsequent Option"). The options granted to Eligible Directors shall be automatic, nondiscretionary, and subject to the following conditions and limitations in addition to those set forth elsewhere in this Plan: (x) the exercise price of each option shall be equal to the greater of the par value of the Common Stock or 100% of the fair market value of the Common Stock on the Date of Grant; (y) each option shall become exercisable six months after the Date of Grant; (z) notwithstanding clause (y) above, each option shall be fully exercisable upon the death or disability of the Eligible Director while serving as a Director of the Company or upon a Change in Control of the Company while serving as a Director of the Company.

     3. This Amendment shall be effective upon the date of its adoption by the Board of Directors of the Company (the "Board"), provided that this Amendment is approved within twelve months thereafter by a majority of the votes cast by the stockholders of the Company on the proposal, as long as at least 50% of the outstanding shares vote on the proposal.

     4. This Amendment to the Plan was approved by the Board on March 25, 1999. Except as provided herein, the Plan remains unchanged and in full force and effect.


Approved:                                    Date:
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